EXHIBIT B1

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST
and
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

VERIFICATION

The undersigned states that he has duly executed the attached Application dated October 15, 2012, for and on behalf of Allianz Variable Insurance Products Fund of Funds Trust and Allianz Variable Insurance Products Trust (together, the “Trusts”), each a statutory trust organized and existing under the laws of the State of Delaware; that he is the President of the Trusts; and that all action by the Board of Trustees and other bodies necessary to authorize the undersigned to execute and file such instrument has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Brian Muench
Name:         Brian Muench
Title:           President

EXHIBIT B2

ALLIANZ INVESTMENT MANAGEMENT LLC

VERIFICATION

The undersigned states that he has duly executed the attached Application dated October 15, 2012, for and on behalf of Allianz Investment Management LLC, a Minnesota corporation; that he is the President of such company; and that all action by the Board of Governors and other bodies necessary to authorize the undersigned to execute and file such instrument has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Brian Muench
Name:         Brian Muench
Title:           President

EXHIBIT B3

ALLIANZ LIFE FINANCIAL SERVICES, LLC

VERIFICATION

The undersigned states that he has duly executed the attached Application dated October 15, 2012, for and on behalf of Allianz Life Financial Services, LLC, a Minnesota corporation; that he is the President of such company; and that all action by the Board of Governors and other bodies necessary to authorize the undersigned to execute and file such instrument has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Robert DeChellis
Name:         Robert DeChellis
Title:           President